                                                           Exhibit No. EX-99.d.1

                                 GAM FUNDS, INC.

                                                               December 14, 2004

GAM International Management Limited
12 St. James's Place
London SWIA 1NX
ENGLAND

            Second Amended and Restated Investment Advisory Agreement

Dear Sirs:

     The undersigned,  GAM Funds, Inc., a Maryland  corporation (the "Fund"), is
an  open-end   diversified   series  investment  company  registered  under  the
Investment Company Act of 1940, as amended (the "1940 Act"). This Second Amended and Restated  Investment  Advisory  Agreement  (the  "Agreement")  confirms your engagement as investment  adviser to the GAM  International  Fund (to be renamed
"GAM International  Equity" effective February 28, 2005), GAM Pacific Basin Fund
(to be renamed "GAM  Asia-Pacific  Equity"  effective  February 28,  2005),  GAM
Europe Fund (to be renamed "GAM European Equity"  effective  February 28, 2005), and GAMerica Capital Fund (to be renamed "GAMerica" effective February 28, 2005)
(each fund, as such fund may be renamed from time to time, a "Covered Fund" and, together,  the "Covered  Funds")  series of the Fund's shares upon the terms and subject to the conditions set forth herein.  This Agreement  amends and restates in its entirety the Amended and Restated  Investment  Advisory  Contract,  dated
December 17, 1999, as amended, between you and the Fund.

SECTION 1.  Investment Management Services

            A.   General

     You shall conduct and maintain a continuous  review of each Covered  Fund's portfolio  of  securities  and  investments  and  make all  decisions  regarding purchases  and  sales of  securities  and  other  investments  on behalf of each
Covered Fund. On behalf of each Covered Fund, such services shall include, among others, determining the portion of the assets of each Covered Fund to be held in
U.S.  and foreign  issuers and  entering  into  foreign  exchange  contracts  in connection therewith on behalf of each Covered Fund, as you deem advisable.

     In all  instances,  you  shall  be  guided  by the  investment  objectives, policies and  restrictions  of each Covered Fund as set forth in the  Prospectus and the  Statement  of  Additional  Information  filed by the Fund with the U.S.
Securities  and  Exchange  Commission,  as such may be amended from time to time
(the  "Disclosure  Documents"),  in  accordance  with  such  other  policies  or limitations  adopted by the Board of Directors of the Fund and the provisions of the 1940 Act and the rules promulgated  thereunder.  We agree to supply you with all such  relevant  documents  and to notify you of any relevant  changes in the investment objectives, policies and restrictions of the Covered Funds.

     In acting under this Agreement,  you shall be an independent contractor and shall not be an agent of the Fund.

            B.   Selection and Recommendations of Brokers

     With respect to each Covered Fund, you shall be solely  responsible for the selection  of members of  securities  exchanges,  brokers  and  dealers  for the execution  of  the  portfolio  transactions  of the  Covered  Funds,  and,  when applicable, negotiating commissions in connection therewith. All such selections
and  recommendations   shall  be  made  in  accordance  with  the  policies  and
restrictions  of the Covered Funds regarding  brokerage  allocation set forth in the Disclosure Documents.

     You may, in making such  brokerage  selections and  recommendations  and in negotiating  commissions,  take into account any services or facilities provided by a broker.  You are authorized to select or recommend a member of a securities exchange  or any other  securities  broker or dealer  that  charges an amount of commission  for  effecting a securities  transaction  in excess of the amount of commission  another  member of an exchange,  broker or dealer would have charged for effecting  that  transaction if you determine in good faith that such amount of  commission  is  reasonable  in  relation to the value of the  brokerage  and research  services  (as  such  services  are  defined  in  Section  28(e) of the
Securities  Exchange Act of 1934, as amended (the "1934 Act"))  provided by such member, broker or dealer, viewed in terms of either that particular  transaction or your  overall  responsibility  with  respect to the  accounts as to which you exercise  investment  discretion (as that term is defined in Section 3(a)(35) of the 1934 Act).

            C.   Reports and Summaries

     You  shall  maintain  a  continuous  record  of  all  the  investments  and securities  that comprise the portfolio of each Covered Fund,  and shall furnish to the Fund or its designee such summaries of each Covered Fund's  portfolio and such other reports,  evaluations,  analyses and opinions,  including statistical reports,  relating to your services as investment  adviser hereunder as the Fund may  reasonably  request  at any  time or from  time to time or as you may  deem helpful to the Fund. All such records shall be the property of the Fund.

SECTION 2.  Expenses

     You shall  assume  and pay all of your own costs  and  expenses,  including those for furnishing such office space,  office equipment,  office personnel and office  services as you may require in the performance of your duties under this
Agreement.

     The Fund  shall  bear all  expenses  of its  organization,  operations  and business of the Covered Funds not expressly  assumed or agreed to be paid by you under this Agreement. In particular,  but without limiting the generality of the foregoing,  the Fund  shall pay all  interest,  taxes,  governmental  charges or duties,  fees,  brokerage and commissions of every kind arising  hereunder or in connection herewith,  expenses of issue, repurchase or redemption of the Covered
Funds'  shares,  expenses  of  registering,  qualifying  and pricing the Covered
Funds' shares for sale, insurance,  association  membership dues, all charges of custodians  (including  fees as  custodian  and for  keeping  books,  performing portfolio valuations and rendering other services to the Fund), transfer agents, registrars,  dividend disbursing agents, independent auditors and legal counsel, expenses  of  preparing,  printing  and  distributing  all  prospectuses,  proxy material,  reports and notices to shareholders,  all distribution expenses under its Plan  adopted in  accordance  with Rule 12b-1  under the 1940 Act,  fees and out-of-pocket expenses of directors, all overhead expenses of the Covered Funds'
operations,  including  office space,  office  equipment,  office  personnel and office  services and all other costs incident to the corporate  existence of the
Covered Funds.

SECTION 3.  Use of Services of Others

     You may (at your expense  except as set forth in Section 2 hereof)  employ, retain or  otherwise  avail  yourself  of the  services or  facilities  of other persons or  organizations  for the purpose of providing you or the Covered Funds with such statistical or factual  information,  such advice  regarding  economic factors and trends or such other  information,  advice or  assistance as you may deem necessary,  appropriate or convenient for the discharge of your obligations hereunder or otherwise helpful to the Covered Funds.

SECTION 4.  Management Fees

     In consideration of your services hereunder to each Covered Fund, you shall be  entitled  to a  management  fee,  payable  quarterly,  equal to 0.25% of the average daily net assets of each Covered Fund during the quarter  preceding each payment  (equivalent to an annual fee of 1.0% of the average daily net assets of each  Covered Fund during the year);  provided,  however,  effective  January 1,
2005,  the management  fee,  payable  quarterly,  for each Covered Fund shall be equal to: (i) 0.25%  (equivalent  to an annual fee of 1.0%) of the average daily net assets up to and including  $500 million  (except for GAMerica  Capital Fund which shall be up to and including  $250 million)  during the quarter  preceding each payment;  (ii) 0.225% (equivalent to an annual fee of 0.90%) of the average daily net assets  greater than $500  million and up to and  including $1 billion
(except for  GAMerica  Capital Fund which shall be greater than $250 million and up to and including $1 billion) during the quarter  preceding each payment;  and
(iii)  0.2125%  (equivalent  to an annual fee of 0.85%) of the average daily net assets  greater than $1 billion during the quarter  preceding each payment.  The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid quarterly to you on the first business day of the next  succeeding quarter.  The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the quarter by the applicable management fee and  multiplying  this  product  by the net assets of each  Covered  Fund as determined in accordance with the Fund's  Prospectus as of the close of business on the previous business day on which the Fund was open for business.

SECTION 5.  Limitation of Liability of Investment Adviser

     You shall be liable for losses  resulting  from your own acts or  omissions caused  by your  willful  misfeasance,  bad  faith  or gross  negligence  in the performance of your duties  hereunder or your reckless  disregard of your duties under this  Agreement,  and nothing  herein  shall  protect you against any such liability to the Covered Funds, the Fund or its  shareholders.  You shall not be liable to the Covered Funds,  the Fund or to any shareholder of the Fund for any claim or loss arising out of any  investment  or other act or  omission,  in the performance  of your  duties  under  this  Agreement  or for any loss or  damage resulting from the imposition by any government of exchange control restrictions that might affect the  liquidity of the assets of the Covered  Funds  maintained with  custodians or  securities  depositories  in foreign  countries or from any political acts of any foreign governments to which such assets might be exposed.

SECTION 6.  Services to Other Clients and the Fund

     Nothing  contained in this Agreement shall be deemed to prohibit you or any of your affiliated  persons from acting,  and being  separately  compensated for acting,  in one or more capacities on behalf of the Fund. We understand that you may act as  investment  manager  or in  other  capacities  on  behalf  of  other investment  companies and customers.  While information and  recommendations you supply to the Covered  Funds and  investments  you make on behalf of the Covered
Funds shall in your judgment be appropriate  under the circumstances in light of the investment  objectives  and policies of the  respective  Covered Fund, it is understood  and  agreed  that they may be  different  from the  information  and recommendations you or your affiliated persons supply to other clients.  You and your affiliated persons shall supply information,  recommendations and any other services,  and shall allocate  investment  opportunities among each Covered Fund and any other  client,  in an  impartial  and fair  manner in order to seek good results  for  all  clients  involved,  but you  shall  not be  required  to give preferential  treatment to any Covered Fund as compared with the treatment given to any other  Covered  Fund or to any other  client.  Whenever  you shall act in multiple  capacities on behalf of the Fund, you shall  maintain the  appropriate separate accounts and records for each such capacity.  As used herein,  the term
"affiliated person" shall have the meaning assigned to it in the 1940 Act.

     On occasions  when you deem the purchase or sale of a security to be in the best interest of one or more of the Covered Funds as well as other clients,  you may, to the extent  permitted by applicable law,  aggregate the securities to be sold or  purchased  in order to obtain  the best  execution  or lower  brokerage commissions,  if any.  You may also on occasion  purchase  or sell a  particular security for one or more customers in different amounts. On either occasion, and to the extent  permitted by applicable  law and  regulations,  allocation of the securities  purchased  or  sold,  as  well  as  the  expenses  incurred  in  the transaction,  will be made by you in the  manner  you  consider  to be the  most equitable and consistent  with your  fiduciary  obligations to each Covered Fund and to such other clients.

SECTION 7.  Reports to Investment Adviser

     The Fund shall furnish to you solely for your use such prospectuses,  proxy statements,  reports and other information  relating to the business and affairs of the Fund as you may, at any time or from time to time,  reasonably require in order to discharge your duties under this Agreement.

SECTION 8.  Use of Investment Adviser's Name

     The Fund may use the names "GAM Funds,  Inc.",  "GAM  International  Fund",
"GAM International Equity", "GAM Pacific Basin Fund", "GAM Asia-Pacific Equity",
"GAM Europe Fund", "GAM European Equity", "GAMerica Capital Fund", "GAMerica" or
any other name derived from the name "GAM" or "Global Asset Management" only for so long as (i) this  Agreement or any  extension,  renewal or  amendment  hereof remains in effect,  (ii) a majority of your equity interest shall continue to be owned by your corporate parent,  GAM Holding AG, or (iii) you shall specifically consent in writing to such  continued  use. Any such use by the Fund shall in no way prevent you or any of your  successors  or assigns from using or  permitting the use of the names GAM Funds, Inc., GAM International  Fund, GAM International
Equity,  GAM Pacific Basin Fund, GAM Asia-Pacific  Equity,  GAM Europe Fund, GAM
European Equity,  GAMerica Capital Fund, GAMerica or any component or components thereof,  singly or in any  combination,  alone or with any other word or words, for, by or in connection with any other entity or business,  other than the Fund or its  businesses,  whether or not the same directly or indirectly  competes or conflicts with the Fund or its business in any manner.  To the extent  permitted by the 1940 Act and rules and  regulations  thereunder,  and more  particularly,
Investment  Company Act Release No. 5510,  dated  October 8, 1968,  in the event that you shall cease to be the investment  manager of the Fund or your corporate parent shall no longer own a majority of your equity  interest,  the Fund,  upon your written request, shall submit to its shareholders for their vote a proposal to amend its Charter to delete from its name the initials  "GAM" and  thereafter
(1) cease to use the names "GAM Funds,  Inc.",  "GAM  International  Fund", "GAM
International Equity", "GAM Pacific Basin Fund", "GAM Asia-Pacific Equity", "GAM
Europe Fund", "GAM European Equity",  "GAMerica Capital Fund", "GAMerica" or any
component  or  components  thereof,  singly or in any  combination,  or any name
deceptively   similar  to  "Global  Asset  Management"  or  "GAM  Funds",   "GAM
International",  "GAM Pacific Basin",  "GAM  Asia-Pacific",  "GAM Europe",  "GAM
European",  "GAMerica Capital Fund" or "GAMerica" in any way whatsoever, and (2)
for such period and in such manner as may  reasonably be required by you, on all letterheads  and  other  material  designed  to be read  or  used  by  salesmen, distributors or investors, state in a prominent position and prominent type that
GAM International  Management Limited has ceased to be the investment manager of the Covered Funds; provided, however, that if you make such request because your parent  corporation  no longer  owns a majority  of your  equity  interest,  the question of continuing the investment  management  agreement between you and the
Fund must be submitted to a vote of the shareholders of each Covered Fund at the time of submission of the proposal to amend the Fund's name.

SECTION 9.  Term of Agreement

     This  Agreement  shall be effective on December  14, 2004.  This  Agreement shall  continue in effect from year to year with respect to each  Covered  Fund, subject to approval annually by the Board of Directors of the Fund or by vote of a majority of the  outstanding  shares of each  Covered  Fund (as defined in the
1940 Act) and also,  in either event,  by the vote,  cast in person at a meeting called  for the  purpose  of  voting  on such  approval,  of a  majority  of the directors  of the Fund  who are not  parties  to this  Agreement  or  interested persons (as defined in the 1940 Act) of any such person.

SECTION 10. Termination of Agreement; Assignment

     This  Agreement  may be  terminated  with  respect to each  Covered Fund by either party  hereto,  without the payment of any  penalty,  upon 60 days' prior notice in writing to the other party; provided,  that in the case of termination by the Fund,  such action shall have been authorized by resolution of a majority of the  directors  of the Fund in office at the time or by vote of a majority of the outstanding shares of such Covered Fund (as defined by the 1940 Act).

     This Agreement shall automatically terminate in the event of its assignment
(as defined in the 1940 Act). Termination of this Agreement for any reason shall not affect rights of the parties that have accrued prior thereto.

SECTION 11. Applicable Provisions of Law

     This  Agreement  shall be  subject  to all  applicable  provisions  of law, including, without limitation, the applicable provisions of the 1940 Act, and to the  extent  that  any  provisions  herein  contained  conflict  with  any  such applicable provisions of law, the latter shall control.

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     If the above terms and conditions are acceptable to you, please so indicate by signing and  returning to us the enclosed copy of this  Agreement,  whereupon this Agreement shall constitute a binding contract between us.

                                                     Very truly yours,

                                                     GAM FUNDS, INC.

                                                     By: /s/Kevin Blanchfield
                                                      Name: Kevin Blanchfield
                                                      Title: Treasurer

                                                     By: /s/Kenneth A. Dursht
                                                      Name: Kenneth A. Dursht
                                                      Title: Secretary

Accepted and Agreed:

GAM INTERNATIONAL MANAGEMENT LIMITED

By: /s/Andrew Hanges
Name: Andrew Hanges
Title: Director

By: /s/Jeremy Smouha
Name: Jeremy Smouha
Title: Director